UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 19, 2018

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31293 (Commission File Number)	77-0487526 (I.R.S. Employer Identification Number)

One Lagoon Drive

Redwood City, California 94065

(650) 598-6000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2018, Stephen Smith, Chief Executive Officer, President and a member of the Board of Directors (the “Board”) of Equinix, Inc. (“Equinix”), resigned from all positions with Equinix. The Board accepted Mr. Smith’s resignation on January 19, 2018. Mr. Smith’s decision to resign was not related to a disagreement with Equinix over any of its operations, policies or practices.

On January 19, 2018, the Board elected Equinix’s current Executive Chairman, Peter Van Camp, age 61, as interim Chief Executive Officer and President.

Mr. Van Camp has served as Equinix’s Executive Chairman since April 2007. Prior to becoming Executive Chairman, Mr. Van Camp served as Equinix’s Chief Executive Officer and as a member of the Board since May 2000 and as President since March 2006. In addition, in December 2005, Mr. Van Camp was re-elected as Chairman of the Board, having previously served in that capacity from June 2001 to December 2002. Mr. Van Camp currently serves on the board of directors of the Damon Runyon Cancer Research Foundation.

There are no transactions between Mr. Van Camp and Equinix that would be reportable under Item 404(a) of Regulation S-K.

Any change in compensation for Mr. Van Camp in this interim role has not yet been determined.

A copy of the Company's press release regarding these events is being furnished as Exhibit 99.1 to this 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
No.	Description

99.1	Press Release issued by Equinix on January 25, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: January 25, 2018	EQUINIX, INC.

	By:	/s/ Keith D. Taylor
Keith D. Taylor
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued by Equinix on January 25, 2018.